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                                                                     EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97134) of Romac International, Inc. and its subsidiaries of our report dated February 7,1997 appearing on page F-1 of the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 56 of this Form 10-K.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Tampa, Florida
March 26, 1997